UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

Kellogg Company

(Exact name of Registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kellogg Square

Battle Creek, Michigan 49016-3599

(Address of Principal executive offices, including Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

As previously disclosed by Kellogg Company (the “Company”) in its Current Report on Form 8-K dated February 5, 2013 and its Annual Report on Form 10-K dated February 26, 2013 (the “2012 10-K”), in the fourth quarter of 2012, Kellogg Company changed its policy for recognizing expense for its pension and post-retirement benefit plans such that gains and losses from these plans will be recognized in mark-to-market adjustments.

These changes were applied retrospectively. Financial results from prior periods were recast to include the impact as if the changes had been in place during those periods. For information about the Company’s 2012 financial results, refer to the Company’s 2012 10-K issued on the date hereof.

Select supplemental financial information relating to the classification of the mark-to-market impact on cost of goods sold and selling, general and administrative expense for 2012 and 2011 has been included in Exhibit 99.1 to this Current Report on Form 8-K to provide year-over-year comparability for future periods.

Item 7.01. Regulation FD Disclosure.

The information set forth under Item 2.02 of the Form 8-K is incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1     Select supplemental financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: February 26, 2013	/s/ Ronald L. Dissinger
	Name:	Ronald L. Dissinger
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Select supplemental financial information.